UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2025

ALLURION TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41767	92-2182207
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Huron Drive

Natick, MA, 01760

(Address of Principal Executive Offices, including Zip Code)

(508) 647-4000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALUR	The New York Stock Exchange
Warrants to purchase 0.056818 shares of Common Stock for $202.50 per share	ALUR WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Securities Purchase Agreement

On January 24, 2025, Allurion Technologies, Inc. (the “Company” or “Allurion”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain accredited investors named therein, pursuant to which the Company agreed to issue and sell 1,240,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) (the “Offering”) and 1,240,000 accompanying common warrants (the “Common Warrants”) to purchase up to 1,240,000 shares of Common Stock upon exercise of the Common Warrants in a concurrent private placement (the “Private Placement”), at an offering price of $6.00 per share and accompanying Common Warrant.

The Offering and Private Placement resulted in gross proceeds to the Company of approximately $7.5 million, before deducting the Placement Agent fees and commissions and estimated offering expenses payable by the Company. The Offering and Private Placement closed on January 27, 2025. The Company intends to use the net proceeds of the Offering and Private Placement for working capital and other general corporate purposes.

In connection with the Offering and Private Placement, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with Roth Capital Partners, LLC (the “Placement Agent”), pursuant to which the Placement Agent agreed to serve as the exclusive placement agent for the issuance and sale of the Common Stock and Common Warrants, and to use reasonable best efforts to arrange for the sale of the Common Stock and Common Warrants. The Company agreed to pay the Placement Agent a cash fee equal to 7% of the aggregate gross proceeds raised from the sale and issuance of the Common Stock and Common Warrants. Pursuant to the Placement Agency Agreement, the Company also agreed to reimburse the Placement Agent for reasonable and documented out-of-pocket expenses of up to $100,000.

The Offering of Common Stock was made pursuant to an effective registration statement on Form S-3 (Registration No. 333-283721) (the “Registration Statement”). The final prospectus supplement relating to the Offering, dated January 24, 2025, was filed with the Securities and Exchange Commission on January 27, 2025.

The Securities Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, certain obligations of the parties, and indemnification provisions.

The Common Warrants will not be exercisable until we obtain stockholder approval for the issuance of the shares of Common Stock underlying the Common Warrants as required by the applicable rules and regulations of the New York Stock Exchange (the “NYSE”), and will then be immediately exercisable upon receipt of such stockholder approval at an exercise price of $6.00 per share and will expire five years from the date of stockholder approval, subject to certain limitations. There is no public market for the Common Warrants and we do not intend to apply for a listing of the Common Warrants on the NYSE or any other national securities exchange or nationally recognized trading system.

Warrant Repricing

Certain purchasers in the Offering and Private Placement are holders of warrants to purchase Common Stock issued in July 2024 (the “July 2024 Public Warrants”). The exercise price for the July 2024 Public Warrants initially was $30.00 per share. In consideration for such purchasers’ purchase of securities in the Offering and Private Placement, we have agreed with each such purchaser to seek stockholder approval to reduce the exercise price of the July 2024 Public Warrants held by such purchasers to $6.00 per share. Such July 2024 Public Warrants will become exercisable at the revised exercise price upon the receipt of such stockholder approval.

The foregoing descriptions of the Placement Agency Agreement, the Common Warrant and Securities Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the Placement Agency Agreement, the Form of Common Warrant and the Securities Purchase Agreement, which are filed as Exhibit 1.1, Exhibit 4.1 and 10.1 hereto, respectively, and are incorporated herein by reference.

The legal opinion of Goodwin Procter LLP relating to the legality of the issuance and sale of the Common Stock in the Offering is attached as Exhibit 5.1 hereto.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Private Placement described in Item 1.01 above under the caption “Securities Purchase Agreement,” which description is incorporated into this Item 3.02 by reference, the Common Warrants (including the Common Stock issuable upon exercise of the Common Warrants) (the “Private Securities”) were issued in reliance upon the exemption from registration pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D under the Securities Act, and corresponding provisions of state securities or “blue sky” laws. The sale of the Private Securities did not involve a public offering and was made without general solicitation or general advertising. All participating investors represented that they are “accredited investors” as defined in Rule 501(a) of Regulation D under the Securities Act, and were acquiring the Private Securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the Private Securities have not been registered under the Securities Act or any state securities laws and such securities may not be offered or sold in the United States absent registration, or an exemption from registration, under the Securities Act and any applicable state securities laws.

Item 8.01. Other Events

On January 24, 2025, the Company issued a press release announcing that it had priced the Offering and Private Placement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy these securities or any other securities of the Company.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Placement Agency Agreement, dated as of January 24, 2025, by and between Allurion Technologies, Inc. and Roth Capital Partners, LLC.

4.1	Form of Common Warrant.

5.1	Opinion of Goodwin Procter LLP as to the validity of the securities being registered.

10.1	Securities Purchase Agreement, dated as of January 24, 2025, by and between Allurion Technologies, Inc. and the purchasers named therein.

99.1	Press Release dated January 24, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLURION TECHNOLOGIES, INC.

Date: January 27, 2025	By:	/s/ Brendan Gibbons
	Name:	Brendan Gibbons
	Title:	Chief Legal Officer